UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2025

Hilton Worldwide Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 883-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.03 Amendments of Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2025, Hilton Worldwide Holdings Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Existing Charter”) to eliminate the supermajority requirement for stockholders to amend the Company’s By-Laws, to provide for exculpation of certain Company officers to the extent permitted by Delaware law and to eliminate certain provisions that are no longer applicable. In accordance with the foregoing approval, the Company filed certificates of amendment (each, a “Certificate of Amendment”) to the Existing Charter and a Restated Certificate of Incorporation reflecting the approved amendments with the Secretary of State of the State of Delaware on May 14, 2025.

The Certificates of Amendment had previously been approved, subject to stockholder approval, by the Company’s Board of Directors. The Restated Certificate of Incorporation incorporating the Certificates of Amendments was approved by the Company’s Board of Directors. An amendment to the Company’s By-Laws to reflect the elimination of the supermajority requirement for stockholders to amend the By-Laws also was approved by the Company’s Board of Directors effective May 14, 2025.

A description of the Certificates of Amendment is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 4, 2025 (the “Proxy Statement”) in the sections entitled “Proposal 4 – Approval of an Amendment to the Certificate of Incorporation to Remove the Supermajority Requirement for Stockholders to Amend the By-Laws” and “Proposal 5 – Approval of Amendments to the Certificate of Incorporation to Limit Liability of Certain Officers as Permitted by Law and Eliminate Provisions that are No Longer Applicable,” which description is incorporated herein by reference. The foregoing description of the Certificates of Amendment, Restated Certificate of Incorporation, and amendment to the Company’s By-Laws is qualified in its entirety by reference to the full text of the Certificates of Amendment, Restated Certificate of Incorporation, and By-Laws, copies of which are filed as Exhibits 3.1, 3.2, 3.3, and 3.4 to this Current Report on Form 8-K and incorporated herein by reference. In addition, a marked copy of the By-Laws showing the amendment effective as of May 14, 2025 is attached as Exhibit 3.5.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders voted on the matters disclosed in the Proxy Statement. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 - Election of Directors

The Company’s stockholders elected the persons listed below as directors for a one-year term expiring in 2026 or until their respective successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Christopher J. Nassetta	214,268,722	1,295,615	36,480	7,534,716
Jonathan D. Gray	209,905,485	5,656,436	38,896	7,534,716
Charlene T. Begley	213,903,260	1,530,083	167,474	7,534,716
Chris Carr	214,434,039	1,021,974	144,804	7,534,716
Melanie L. Healey	204,239,882	11,286,736	74,199	7,534,716
Raymond E. Mabus, Jr.	214,601,573	954,311	44,933	7,534,716
Marissa A. Mayer	213,930,714	1,627,070	43,033	7,534,716
Elizabeth A. Smith	210,786,966	4,715,871	97,980	7,534,716
Douglas M. Steenland	208,948,520	6,608,878	43,419	7,534,716

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

For	Against	Abstain	Broker Non-Votes
217,084,511	6,017,770	33,252	—

Proposal No. 3 – Non-Binding Vote on Executive Compensation

The Company’s stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
198,785,386	16,759,900	55,531	7,534,716

Proposal No. 4 – Approval of an Amendment to the Certificate of Incorporation to Eliminate the Supermajority Requirement for Stockholders to Amend the By-Laws

The Company’s stockholders approved amendments to the Existing Charter to eliminate the supermajority requirement for stockholders to amend the Company’s By-Laws.

For	Against	Abstain	Broker Non-Votes
215,187,329	375,321	38,167	7,534,716

Proposal No. 5 – Approval of an Amendment to the Certificate of Incorporation to Limit Liability of Certain Officers as Permitted by Law and Eliminate Provisions that are No Longer Applicable

The Company’s stockholders approved amendments to the Existing Charter to limit liability of certain officers of the Company as permitted by law and eliminate provisions that are no longer applicable.

For	Against	Abstain	Broker Non-Votes
198,121,244	17,436,723	42,850	7,534,716
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.
3.2	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.
3.3	Restated Certificate of Incorporation of the Company.
3.4	Amended and Restated By-Laws of the Company.
3.5	Amended and Restated By-Laws of the Company, marked to show amendments effective as of May 14, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Caroline Krass
Name:	Caroline Krass
Title:	Executive Vice President, General Counsel and Secretary

Date: May 16, 2025